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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Bank Plus Corporation on Form S-4 of our report dated February 7, 1997, which is included in the Annual Report on Form 10-K of Bank Plus Corporation for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Los Angeles, California
May 28, 1997